Exhibit 10.2

EXECUTION VERSION

PATENT SECURITY AGREEMENT

(Patents, Patent Applications and Patent Licenses)

November 7, 2022

WHEREAS, Cepton Technologies, Inc., a Delaware corporation (herein referred to as the “Lien Grantor”) owns, or in the case of licenses is a party to, the Patent Collateral (as defined below);

WHEREAS, Lien Grantor and KOITO MANUFACTURING CO., LTD. (together with its successors and assigns, the “Grantee”) are parties to a Secured Term Loan Agreement dated as of October 27, 2022 (as amended from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to (i) a Security Agreement dated as of November 7, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) between the Lien Grantor and Grantee, and (ii) this Patent Security Agreement, the Lien Grantor has secured certain of its obligations (the “Secured Obligations”) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Patent Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure the Secured Obligations, a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

(i)	each Patent (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Patent referred to in Schedule 1 hereto;

(ii)	each Patent License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Patent License identified in Schedule 1 hereto; and

(iii)	all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement or other violations of any Patent owned by the Lien Grantor (including, without limitation, any Patent identified in Schedule 1 hereto) and all rights and benefits of the Lien Grantor under any Patent License (including, without limitation, any Patent License identified in Schedule 1 hereto).

Notwithstanding the foregoing, or anything to the contrary herein, the Patent Collateral shall not include any rights or interests in any property, including any permit, lease, license, contract, instrument or other agreement held by the Lien Grantor and in effect on the date hereof or at the time such property is acquired and not entered into in contemplation of this exclusion, with respect to which, the grant to Grantee of a security interest therein and lien thereupon are validly prohibited by the terms thereof, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC (as defined in the Security Agreement) (including Sections 9-406(d), 9-407(a), 9-408(a) and 9-409 of the UCC) or by any applicable law.

The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, to take with respect to the Patent Collateral any and all appropriate action which the Lien Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Security Agreement (including with respect to permitted Liens) or otherwise not prohibited under the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Patent Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. This Patent Security Agreement shall be automatically effective on, but not prior to, the effectiveness of the Security Agreement.

This Patent Security Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Signature Page Follows]

IN WITNESS WHEREOF, the Lien Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first written above.

CEPTON TECHNOLOGIES, INC.

By:	/s/ Jun Pei
	Name:	Jun Pei
	Title:	Chief Executive Officer

[Signature Page to Patent Security Agreement]

Acknowledged:

KOITO MANUFACTURING CO., LTD.

By:	/s/ Michiaki Kato
	Name:	Michiaki Kato
	Title:	President and COO

[Signature Page to Patent Security Agreement]

Schedule 1
to Patent
Security Agreement

CEPTON TECHNOLOGIES, INC.

PATENTS AND DESIGN PATENTS

[Provided separately to the parties.]

PATENT APPLICATIONS

PATENT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter
-	-	-	-